UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 16, 2016 (May 12, 2016)
________________________________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)
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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		757-629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2016, Dr. Karen N. Horn retired from the Norfolk Southern Board of Directors pursuant to the company's Corporate Governance Guidelines, which mandate retirement effective the date of the annual meeting that next follows the date of the director's 72nd birthday.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Norfolk Southern Corporation's Annual Meeting of Shareholders was held on May 12, 2016.  The following persons were elected to the Board of Directors for a term of one year:

	FOR	AGAINST	ABSTAIN
Thomas D. Bell, Jr.	209,043,769	5,259,084	1,277,754
Erskine B. Bowles	208,602,015	5,647,925	1,330,667
Robert A. Bradway	207,152,654	7,120,915	1,307,037
Wesley G. Bush	209,217,074	5,080,465	1,283,067
Daniel A. Carp	205,558,085	8,761,422	1,261,100
Steven F. Leer	192,336,181	21,986,986	1,227,441
Michael D. Lockhart	210,330,797	3,925,159	1,324,651
Amy E. Miles	203,350,968	10,903,554	1,326,086
Martin H. Nesbitt	210,118,336	4,090,125	1,372,115
James A. Squires	203,190,192	10,526,006	1,864,409
John R. Thompson	207,542,660	6,647,326	1,390,621

Shareholders ratified the appointment of KPMG LLP as Norfolk Southern's independent registered public accounting firm for 2016.  Shareholders cast 249,096,911 votes for the appointment; 2,712,855 votes against the appointment; and abstained from casting 1,211,546 votes on the appointment of the independent registered public accounting firm.

Shareholders approved, on an advisory basis, the compensation of the Corporation's Named Executive Officers.  Shareholders cast 199,852,459 votes for the approval; 13,190,522 votes against the approval; and abstained from casting 2,537,626 votes on the approval of the compensation of the Corporation's Named Executive Officers.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name:  Denise W. Hutson
Title:    Corporate Secretary
Date:  May 16, 2016